As filed with the Securities and Exchange Commission on March 16, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHF SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	68-0533453 (I.R.S. Employer Identification Number)

12988 Valley View Road
Eden Prairie, Minnesota 55344
(952) 345-4200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nestor Jaramillo, Jr.
President and Chief Executive Officer
CHF Solutions, Inc.
12988 Valley View Road
Eden Prairie, Minnesota 55344
(952) 345-4200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Phillip D. Torrence
Honigman LLP
650 Trade Centre Way, Suite 200
Kalamazoo, MI 49002
Tel: (269) 337-7700
Fax: (269) 337-7703

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-224881

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated Filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]

Emerging growth company [ ]  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [ ]

Title Of Each Class Of Securities To Be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(2)
Common Stock, par value $0.0001 per share	$ 3,479,499.60	$ 379.61

CALCULATION OF REGISTRATION FEE

(1)
The registrant previously registered securities with a maximum aggregate offering price of $30,000,000 on a Registration Statement on Form S-3 (File No. 333-224881), filed on May 11, 2018, and declared effective on May 23, 2018 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, (the “Securities Act”), an additional number of securities having a proposed maximum aggregate offering price of $3,479,499.60 is hereby registered. This amount represents no more than 20% of the maximum aggregate offering price of the unsold securities remaining under the Prior Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Prior Registration Statement exceed that which was registered under such registration statements.

(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b), promulgated under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the Registration Statement on Form S-3 (File No. 333-224881), originally filed with the Commission by CHF Solutions, Inc. (the “Registrant”) on May 11, 2018, and declared effective on May 23, 2018 (the “Prior Registration Statement”). This Registration Statement is being filed for the sole purpose of registering additional securities by a proposed aggregate offering price of $3,479,499.60, which represents no more than 20% of the maximum aggregate offering price of the unsold securities remaining under the Prior Registration Statement. The contents of the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto, are hereby incorporated by reference. The required opinions and consents are listed on the exhibit index hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-3 (SEC File No. 333-224881) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Number	Description

5.1	Legal Opinion of Honigman LLP.
23.1	Consent of Baker Tilly US, LLP.
23.2	Consent of Honigman LLP (included in the opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 16, 2021	CHF SOLUTIONS, INC.

	By:	/S/ NESTOR JARAMILLO, JR.
Nestor Jaramillo, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/S/ NESTOR JARAMILLO, JR.	President, Chief Executive Officer and Director	March 16, 2021
Nestor Jaramillo, Jr.	(principal executive officer)

/S/ CLAUDIA DRAYTON	Chief Financial Officer	March 16, 2021
Claudia Drayton	(principal financial and accounting officer)

/S/ STEVEN BRANDT	Director	March 16, 2021
Steven Brandt

/S/ MARIA ROSA COSTANZO	Director	March 16, 2021
Maria Rosa Costanzo

/S/ JOHN L. ERB	Director	March 16, 2021
John L. Erb

/S/ JON W. SALVESON	Director	March 16, 2021
Jon W. Salveson

/S/ GREGORY D. WALLER	Director	March 16, 2021
Gregory D. Waller

/S/ WARREN S. WATSON	Director	March 16, 2021
Warren S. Watson